UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): November 1, 2003

NEUBERGER BERMAN INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 001-15361

Delaware	06-1523639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Third Avenue

New York, NY 10158

(Address of principal executive offices)

(212) 476-9000

(Registrant’s telephone number, including area code)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

In conjunction with the acquisition of Neuberger Berman Inc. (the “Corporation”), by Lehman Brothers Holdings Inc. (“Lehman Brothers”), effective November 1, 2003, KPMG LLP (“KPMG”), which was initially engaged in April 2002, resigned as the Corporation’s independent accountants and Ernst & Young LLP (“E&Y”), the independent accountants of Lehman Brothers, was engaged as the Corporation’s independent accountants.

KPMG’s audit report on the Corporation’s consolidated financial statements as of and for the year ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. KPMG’s audit report on the Corporation’s consolidated financial statements as of and for the year ended December 31, 2002 was issued on an unqualified basis in conjunction with the publication of the Corporation’s Annual Report on Form 10-K.

During the year ended December 31, 2002 and the subsequent interim period through October 31, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction would have caused them to make reference to the subject matter in connection with their audit report on the Corporation’s consolidated financial statements for such year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the year ended December 31, 2002 and through October 31, 2003, the Corporation did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

Exhibit No.	Document

16	Letter from KPMG LLP to the Securities and Exchange Commission dated November 26, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUBERGER BERMAN INC. (Registrant)

Date: November 26, 2003	By:	/S/ MATTHEW S. STADLER

Matthew S. Stadler Chief Financial Officer

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EXHIBIT INDEX

16	Letter from KPMG LLP to the Securities and Exchange Commission dated November 26, 2003.

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